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                           DATED 24TH DECEMBER, 1999



                         INDEPENDENT ENERGY UK LIMITED
                                      AND
                        INDEPENDENT ENERGY HOLDINGS PLC
                                      AND
                        FUTURE NETWORK SERVICES LIMITED
                                      AND
                        FUTURE INTEGRATED TELEPHONY PLC



                          -----------------------------------
                              MARKETING AGREEMENT
                                 CONFORMED COPY
                         ------------------------------------




                            [MASONS SOLICITORS LOGO]

                              30 Aylesbury Street
                                London EC1R 0ER

                   Ref: G:CO_COMM\IEH\PROJECTGYM\GYMMARK3.DOC


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THIS AGREEMENT is made the 24th December, 1999

BETWEEN

1. INDEPENDENT ENERGY UK LIMITED whose registered office is at Radcliffe House, Blenheim Court, Solihull, West Midlands B91 2AA ("IE");

2 FUTURE NETWORK SERVICES LIMITED whose registered office is at Future House, Brandon Court, Progress Way, Leofric Business Park, Coventry, West Midlands, CV3 2NT ("FNS");

3. FUTURE INTEGRATED TELEPHONY PLC whose registered office is at Future House, Brandon Court, Progress Way, Leofric Business Park, Coventry, West Midlands, CV3 2NT ("FIT");

4. INDEPENDENT ENERGY HOLDINGS PLC whose registered office is at Radcliffe House, Blenheim Court, Solihull, West Midlands B91 2AA ("IEH")

WHEREAS

A FNS is a wholly owned subsidiary of FIT and is a reseller of switchless telephone services, in relation to both landlines and mobile telephones.

B IE is an independent supplier of both electricity and gas to domestic and commercial customers in the United Kingdom.

C The parties have agreed to utilise their respective selling networks to market the services provided by each of them to the others customers on the terms of this Agreement.

D. Commissions will be paid by FNS as set out in the Marketing Plan in respect of IE's Agents & Representatives. Commissions will be paid by IE as set out in the Marketing Plan in respect of FNS's Agents & Representatives.

NOW IT IS HEREBY AGREED as follows:

1       INTERPRETATION

1.1     In this Agreement, unless the context otherwise requires:

        "AGENTS & REPRESENTATIVES" means the marketing agents and representatives (including third parties and employees) duly authorised by that party from time to time to sell its products and services and shall include any such marketing agents and representatives appointed by that party during the term of this Agreement for so long as they are so appointed

        "APPROVED                   TERMS" means, in relation to a party, the
                                    terms on which that party will supply its Services to customers and which have been approved by the other party. At the date of this Agreement, the Approved Terms of the parties are attached to the initial
                                    Marketing Plan

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        "BUNDLED                    SERVICES" means the Telecoms Services and
                                    the Electricity & Gas Services and, subject to Clauses 5.1 and 5.2, such other utility services as either party may seek to provide and which the parties agree in writing to include as part of this Agreement

        "MARKETING                  PLAN" means the marketing plan (a copy of
                                    the initial plan is annexed to this
                                    Agreement) agreed between the parties from time to time setting out the manner and targets in respect of which each party shall market the Services of the other

        "SERVICES"                  means, in relation to FNS, the Telecoms
                                    Services and, in relation to IE, the
                                    Electricity and Gas Services and, in
                                    relation to each party, such other Bundled
                                    Services as that party seeks to provide

        "TELECOMS                   SERVICES" means the fixed line, mobile and
                                    internet connection services offered by FNS together with freephone, lo-call numbers and number portability

        "ELECTRICITY & GAS SERVICES"means the non-domestic supply of electricity and gas by IE

        "FORCE MAJEURE" means, in relation to either party, any circumstances beyond the reasonable control of that party (including, without limitation, any strike, lock-out or other form of industrial action)

        "RESTRICTED                 INFORMATION" means any information of a
                                    confidential nature which is disclosed by one party to another pursuant to or in connection with this Agreement (whether orally or in writing, and whether or not such information is expressly stated to be confidential or marked as such)

1.2 Any reference in this Agreement to `writing' or cognate expressions includes a reference to telex, cable, facsimile transmission or comparable means of communication.

1.3 Any reference in this Agreement to any provision of a statute shall be construed as a reference to that provision as amended, re-enacted or extended at the relevant time.

1.4 The headings in this Agreement are for convenience only and shall not affect its interpretation.

2       MARKETING BY THE AGENTS AND REPRESENTATIVES

2.1 FNS shall procure that during the term of this Agreement the Agents & Representatives appointed by FNS shall market the Services of IE in accordance with the terms set out in this Agreement and the Marketing Plan.

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2.2     IE shall procure that during the term of this Agreement the Agents &
        Representatives appointed by IE shall market the Services of FNS in accordance with the terms set out in this Agreement and the Marketing Plan.

3       MARKETING THE BUNDLED SERVICES

3.1 The Services of FNS marketed by the Agents & Representatives of IE shall be marketed as part of the Bundled Services under the brand name of Independent Energy.

3.2 The Services of IE marketed by the Agents & Representatives of FNS shall be marketed as part of the Bundled Services but provided always that such Services shall be marketed under the brand name of Independent Energy. The Telecoms Services being marketed by FNS' Agents & Representatives shall be marketed under the FNS brand name to its customers.

3.3     Subject to Clause 3.5:

        3.3.1 the Agents & Representatives of IE shall be entitled to enter into agreements on Approved Terms on behalf of FNS for the provision by FNS of the Services of FNS under the brand name Independent Energy and FNS shall be wholly responsible for the provision of such Services to any such customer;

        3.3.2 the Agents & Representatives of FNS shall be entitled to enter into agreements on Approved Terms on behalf of IE for the provision by IE of IE's Services under the brand name Independent Energy and IE shall be wholly responsible for the provision of such Services to any such customer.

3.4 The Agents & Representatives of each party shall market the Bundled Services to commercial and not domestic customers.

3.5 Any customer wishing to enter into an agreement on the Approved Terms with either party in respect of Services shall be accepted by that party subject, in the case of any customers whose billing in respect of that Service can reasonably be expected to exceed (pound)500 per month, to a credit rating report being available from Dun & Bradstreet (or such other reputable credit rating agency as the parties shall agree in writing from time to time) in respect of that customer which is satisfactory to the party providing the relevant Service provided that if no objection has been raised by the relevant party to the credit status of the proposed customer within 10 days of application by that customer for the relevant Service the party providing the relevant Service shall be deemed to have accepted that customer.

3.6 In addition to marketing by their respective Agents & Representative each of the parties shall (at its own cost and subject to the constraints placed upon the respective parties by virtue of the Data Protection Act 1998) make a written approach to each of its existing customers offering the Services of the other on the same basis as set out in this Clause 3 and shall offer such Services in any future direct mail or telesales campaigns undertaken by any party during the term of this Agreement.

3.7 The terms and conditions upon which the Services will be provided to the customer will be in the form of the Approved Terms and any alteration of the Approved Terms shall be subject to the prior written consent of the other party (such consent not to be unreasonably withheld, conditioned or delayed).

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3.8     The parties shall meet every 3 months during the term of this Agreement
        (and at such other time(s) as either party may require on not less than 14 days' prior notice) in order to review the Marketing Plan. Each party shall be given an opportunity to propose amendments to the Marketing Plan and the other party shall not unreasonably withhold or delay their consent to such amendments. Amendments to the Marketing
        Plan shall take effect upon the written agreement of all the parties.

4       RESPONSIBILITIES FOR AGENT AND REPRESENTATIVES

4.1 FNS will be wholly responsible for payment of commissions to the IE Agents & Representatives in respect of the marketing and provision of the Services of FNS. IE shall not appoint any new third party Agents & Representatives on commission terms or at a commission rate which is more beneficial to such Agents & Representatives than that agreed with its existing Agents & Representatives without the consent of FNS such consent not to be unreasonably withheld, conditioned or delayed. If either party shall change or add to its Agents & Representatives it shall inform the other party of such change as soon as reasonably practicable.

4.2 No party shall be responsible for any fixed costs relating to the other's Agents & Representatives.

5       WARRANTIES

5.1 FIT and FNS hereby jointly and severally covenant with IE that during the term of this Agreement and for a period of 5 years following termination they will not (and they shall procure that none of their subsidiaries (if any) shall) :

        5.1.1 supply any other services other than the FNS Services through the IE Agents and Representatives

        5.1.2 utilise the data in respect of IE customers otherwise than for the supply of the FNS Services to such customers

        5.1.3 utilise the name Independent Energy in any manner whatsoever save as envisaged in this Agreement

        5.1.4 supply or be a party to any arrangements for or assist in arrangements for the supply of gas or electricity to any party.

5.2 IE hereby covenants with FNS that during the term of this Agreement and for a period of 5 years following termination it will not (and it shall procure that none of its subsidiaries or subsidiaries of IEH (if any) shall:

        5.2.1 supply any other services other than its Services through the FIT Agents and Representatives

        5.2.2 utilise the FNS or FIT data in respect of customers otherwise than for the supply of its Services to such customers

        5.2.3 utilise the name Future Network Services or Future Integrated Telephony in any manner whatsoever save as envisaged in this Agreement.

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5.3     FNS hereby warrants that:

        5.3.1 at all times during the course of this Agreement it will perform the FNS Services to a level and a quality of service sufficient to comply with the Marketing Plan

        5.3.2 it will use all reasonable endeavours to meet business targets and projections agreed in the Marketing Plan (but if such business targets and projections are not achieved then IE will have no claim against FNS by reason of such business targets and projections not being achieved)

        5.3.3 at the date of this Agreement it has obtained and holds all necessary statutory, regulatory and other consents and permissions required for carrying on the FNS Services and that it will continue to do so following implementation of this Agreement and the Marketing Plan and that such consents and permissions obtained by FNS will also permit the marketing of FNS Services by the Agents & Representatives of IE.

5.4     IE hereby warrants that:

        5.4.1 at all times during the course of this Agreement it will perform the IE Services to a level and a quality of service sufficient to comply with the Marketing Plan

        5.4.2 it will use all reasonable endeavours to meet business targets and projections agreed in the Marketing Plan (but if such business targets and projections are not achieved then FNS will have no claim against IE by reason of such business targets and projections not being achieved)

        5.4.3 at the date of this Agreement it has obtained and holds all necessary statutory, regulatory and other consents and permissions required for carrying on the IE Services and that it will continue to do so following implementation of this Agreement and the Marketing Plan and that such consents and permissions obtained by IE will also permit the marketing of IE Services by the Agents & Representatives of FNS.

6       COMMISSION PAYMENTS

6.1 FNS shall pay commission as specified in the Marketing Plan in respect of any line installed for a customer contracting with FNS as a result of marketing by the Agents & Representatives of IE in accordance with Clause 3.1 or by reason of any approach made by IE (or its Agents & Representatives) on behalf of FNS in accordance with Clause 3.6. The commission will consist of a fixed commission in respect of each line connected for a customer contracting with FNS in such circumstances plus variable commission consisting of a percentage of the amount billed to each such customer for so long as that customer remains a customer of FNS. The actual amounts of such commissions shall be calculated in accordance with the provisions of the Marketing Plan.

6.2 IE shall pay commission as specified in the Marketing Plan in respect of any customer contracting with IE as a result of marketing by the Agents and Representatives of FNS in accordance with Clause 3.2 or by reason of any approach made by FNS (or its Agents & Representatives) on behalf of IE in accordance with Clause 3.6. The commission will consist of a fixed commission payable in respect each meter installed for a customer

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        contracting with IE and a variable commission of a percentage of the value of electricity and gas billed to each such customer for so long as that customer remains a customer of IE. The actual amounts of such commissions shall be calculated in accordance with the provisions of the Marketing Plan.

6.3     The commission payable under Clauses 6.1 and 6.2 above shall be paid

        6.3.1 in the case of the fixed commission on or before the 28th day of the month following the month in which the customer contracted with that party;

        6.3.2 in the case of variable commission within 28 days of payment of the bill to which the commission relates;

        6.3.3 into the bank account designated from time to time by each party for the receipt of all such commission payments;

        and VAT (if payable) shall be payable on all such commission payments in addition to the amount of the actual commission.

6.4 Each party will provide to the other all information reasonably requested in relation to the provision of the Services provided by that party, customers and usage data in respect of customers who have contracted with the other party as a result of the activities to which this Agreement relates and without prejudice to the generality of the foregoing each party shall provide to the other weekly summary data of numbers of lines connected/meters installed for customers, customers, location and customer usage in respect of such customers. Either party shall have the right to have all the figures and details provided by the other audited by their auditors. All such costs of such an audit shall be borne by the party requesting the audit.

6.5 Each party's terms of contract with customers shall provide for the ability of that party to provide the other with all information outlined in Clause 6.4.

7       SUBSCRIPTION FOR SHARES

7.1 Subject to the provisions of this Clause 7, on the 28th day of each month in respect of the preceding calendar month IE will subscribe without set off, deduction or counter claim for such number of ordinary shares of 5 pence each in the capital of FIT ("Ordinary Shares") as is equivalent to the connection costs for lines (as defined in Clause 7.3) supplied to customers who through Agents & Representatives of IE enter into agreements for the provision of Telecom Services by FNS on the terms and conditions set out in this Agreement.

7.2 The number of Ordinary Shares IE shall in each month subscribe for shall be calculated in accordance with the formula set out below:-

                                     A x B
                                     -----
                                     Price

        Where:-

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        A    = the number of lines supplied to customers falling within
               Clause 7.3 whom the Agents & Representatives of IE procure to enter into agreements for Telecom Services to be provided by FNS during the preceding calendar month.

        B    = the average connection cost of each of such lines as set out in the Marketing Plan from time to time.

        Price = the five day average market price of FIT stock over the five days prior to the date of this Agreement.

7.3 "Lines" for the purposes of calculating the subscription will be fixed line, mobile and internet connection services installed in relation to non-domestic customers who have signed agreements on or before the first anniversary of this Agreement for the provision of Telecom Services by FNS regardless of the duration of such contract or the amount of service actually utilised.

7.4 The connection costs referred to in Clause 7.2 shall be as stated in the Marketing Plan.

7.5 As soon as reasonably practicable following the entering into of this Agreement, FIT shall seek such shareholder and other approvals ("the Approvals") as are necessary for the implementation of this Agreement, the creation of sufficient authorised but unissued Ordinary Shares as are required to satisfy FIT's obligations under this Agreement and appropriate authorities for the allotment and issue of such Ordinary Shares pursuant to this Agreement.

7.6 Subject to Clause 7.9 during the period from the date of this Agreement to the date the Approvals are obtained IE shall prepay to FIT without set off deduction or counter claim on the 28th day of each month in respect of the preceding calendar month an amount equal to AxB (as defined in Clause 7.2) in respect of the subscription price for Ordinary Shares.

7.7     Upon the obtaining of the Approvals IE will:-

        7.7.1 subscribe for such number of Ordinary Shares for the period from the start of this Agreement to the date the Approvals were obtained as should otherwise have been allotted and issued and the amount prepaid by IE to FIT will be applied by FIT in satisfaction of the subscription price; and

        7.7.2 thereafter subscribe for Ordinary Shares in accordance with this Clause 7.

7.8 For the avoidance of doubt the maximum number of Ordinary Shares to be allotted and issued under this Agreement shall be 2,500,000 and the final allotment and issue of Ordinary Shares will be in respect of the month to 31 December 2000.

7.9 In the event that the Company is unable to obtain the approvals referred to in Clause 7.5 above before 20 February 2000 this Agreement shall terminate and amount prepaid by IE to FIT that would otherwise have been applied in satisfaction the allotment and issue of Ordinary Shares will be repaid to IE by FIT. Payment to be made by 28 February 2000.

7.10 IE has agreed to enter into the obligations in Clause 7.11 to preserve an orderly market in the FIT shares and to prevent disposals which would have a material adverse effect on the price of an Ordinary Share from time to time.

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7.11    IE undertakes to FIT that:-

        7.11.1 it will not for the period of 12 months from the date of this Agreement transfer or dispose of (whether through the market or by private treaty or otherwise) any shares in the capital of the FIT subscribed for by IE pursuant to this Agreement; and

        7.11.2 following the 12 months period referred to in Clause 7.11.1 shall not transfer or dispose of Ordinary Shares otherwise than through the nominated broker for the time being of FIT.

7.12 Notwithstanding the provisions of Clause 7.11 IE may transfer or dispose of Ordinary Shares held by it if:

        7.12.1 a third party offers to acquire the whole of the issued share capital of FIT and such offer having become unconditional in all respects (save as regards acceptances); or

        7.12.2 this Agreement terminates as a result of a breach by FIT or FNS subject only to the requirement to transfer or dispose of such shares through the nominated broker for the time being of FIT.

8       GOODWILL

8.1 All rights to the Independent Energy name and goodwill will at all times belong to and vest in IE and all rights in the FNS name and goodwill will at all times belong to and vest in FNS.

9       DURATION AND TERMINATION

9.1 This Agreement shall come into force on the date hereof and, subject as provided in Clauses 9.2, and 9.3, shall continue in force for a period of 5 years and thereafter unless or until terminated by either party giving to the other not less than 6 months' written notice expiring at or at any time after the end of that period.

9.2 If at any time control (as defined in s.840 Income and Corporation Taxes Act 1988) of any party is acquired by any person or group of connected persons (as defined in s.839 of that Act) not having control of that party at the date of this Agreement, that party shall forthwith give written notice (a "Change of Control Notice") to the other identifying that person or group of connected persons and the other shall be entitled, by giving not less than 2 months' written notice to the party giving the Change of Control Notice within 30 days after receipt of the Change of Control Notice to terminate this Agreement.

9.3 Either party shall be entitled forthwith to terminate this Agreement by written notice to the other if:

        9.3.1 that other party commits any material breach of any of the provisions of this Agreement and, in the case of a breach capable of remedy, fails to remedy the same within 30 days after receipt of a written notice giving full particulars of the breach and requiring it to be remedied;

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        9.3.2  an encumbrancer takes possession or a receiver is appointed over any of the property or assets of that other party;

        9.3.3 that other party makes any voluntary arrangement with its creditors or becomes subject to an administration order;

        9.3.4 that other party goes into liquidation (except for the purposes of amalgamation or reconstruction and in such manner that the company resulting therefrom effectively agrees to be bound by or assume the obligations imposed on that other party under this Agreement);

        9.3.5 anything analogous to any of the foregoing under the law of any jurisdiction occurs in relation to that other party;

        9.3.6 that other party ceases, or threatens to cease, to carry on business.

9.4 For the purposes of Clause 9.3.1, a breach shall be considered capable of remedy if the party in breach can comply with the provision in question in all respects other than as to the time of performance (provided that time of performance is not of the essence).

9.5 Any waiver by either party of a breach of any provision of this Agreement shall not be considered as a waiver of any subsequent breach of the same or any other provision thereof.

9.6 The rights to terminate this Agreement given by Clause 9 shall be without prejudice to any other right or remedy of either party in respect of the breach concerned (if any) or any other breach.

9.7 On termination of this Agreement in accordance with its terms neither FNS nor IE will make any claim against the other under or pursuant to the Commercial Agents (Council Directive) Regulations 1993 or Council Directive 86/653 provided always that this Clause 9.7 shall only take effect to the extent that the parties can lawfully give effect to it.

10      CONSEQUENCES OF TERMINATION

10.1 Upon the termination of this Agreement for any reason each of the parties shall continue to provide their respective Services to the customers with whom they have contracted as a result of the activities of the Agents & Representatives of the other party or otherwise as a result of marketing activity undertaken by the other party in accordance with this Agreement and the Marketing Plan.

10.2    Upon the termination of this Agreement for any reason

        10.2.1 each of the parties shall immediately instruct their respective Agents & Representatives to cease to promote, market, advertise or solicit customers for the Services of the other;

        10.2.2 the provisions of Clause 6 in respect of the payment of commission shall continue in force in accordance with its terms;

        10.2.3 Clause 11 (confidentiality) shall continue in force in accordance with its terms.

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11      CONFIDENTIALITY

11.1 Except as provided by Clauses 11.2 and 11.3, each party shall at all times during the continuance of this Agreement and after its termination:

        11.1.1 use its best endeavours to keep the other parties Restricted Information confidential and accordingly not to disclose such Restricted Information to any other person; and

        11.1.2 not use the other parties Restricted Information for any purpose other than the performance of its obligations under this Agreement.

11.2    Any Restricted Information of a party may be disclosed by another party:

        11.2.1 if required by any governmental or other authority or regulatory body, or any relevant stock Exchange or by statute; or

        11.2.2 to any employees of that party or the Agents & Representatives of that party,

        to such extent only as is necessary for the purposes contemplated by this Agreement, or as is required by law and subject in each case to the party disclosing such information using its best endeavours to ensure that the person to whom it is disclosed keeps the same confidential and does not use the same except for the purposes for which the disclosure is made.

11.3 Any Restricted Information may be used by the party to who it was given for any purpose, or disclosed by that party to any other person, to the extent only that:

        11.3.1 it is at the date hereof, or hereafter becomes, public knowledge through no fault of that party (provided that in doing so it shall not disclose any Restricted Information which is not public knowledge); or

        11.3.2 it can be shown by the party receiving the Restricted Information to have been known to it prior to its being disclosed by the other party.

12      FORCE MAJEURE

12.1 If either party is affected by Force Majeure it shall forthwith notify the other party of the nature and extent thereof.

12.2 Neither party shall be deemed to be in breach of this Agreement, or otherwise be liable to the other, by reason of any delay in performance, or non-performance, of any of its obligations hereunder to the extent that such delay or non-performance is due to any Force Majeure of which it has notified the other party; and the time for performance of that obligation shall be extended accordingly.

12.3 If the Force Majeure in question prevails for a continuous period in excess of six months, the parties shall enter into bona fide discussions with a view to alleviating its effects, or to agreeing upon such alternative arrangements as may be fair and reasonable.

13      NATURE OF AGREEMENT

13.1 Any party may assign this Agreement and the rights and obligations thereunder to any other company which at the relevant time is its holding company or subsidiary (as defined by s.736 Companies Act 1985) or the subsidiary of any such holding company.

13.2 Subject as provided in Clause 13.1, this Agreement is personal to the parties, which may not without the written consent of the others, assign, mortgage, charge (otherwise than by floating charge) or dispose of any of its rights hereunder, or sub-contract or otherwise delegate any of its obligations hereunder.

13.3 No press release, announcement, or other public statement relating to this Agreement or any of the matters set out herein shall be issued without the written consent of both parties.


14      DISPUTE AND PROPER LAW

14.1 This Agreement shall be governed by and construed in all respects in accordance with the Laws of England and Wales and each party hereby submits to the non-exclusive jurisdiction of the English Courts.

15      NOTICES AND SERVICE

15.1 Any notice or other information required or authorised by this Agreement to be given by either party to the other may be given by hand or sent (by first class pre-paid post, telex, cable, facsimile transmission or comparable means of communication) to the other party at the address referred to in Clause 15.4.

15.2 Any notice or other information given by post pursuant to Clause 15.1 which is not returned to the sender as undelivered shall be deemed to have been given on the second working day after the envelope containing the same was so posted; and proof that the envelope containing any such notice or information was properly addressed, pre-paid, registered and posted, and that it has not been so returned to the sender, shall be sufficient evidence that such notice or information has been duly given.

15.3 Any notice or other information sent by telex, cable, facsimile transmission or comparable means of communication shall be deemed to have been duly sent on the date of transmission, provided that a confirming copy thereof is sent by first class pre-paid post to the other party at the address referred to in Clause 15.4 within 24 hours after transmission.

15.4 Service of any legal proceedings concerning or arising out of this Agreement shall be effected by causing the same to be delivered to the Company Secretary of the party to be served at its principal place of business or its registered office or to such other address as may from time to time be notified in writing by the party concerned.

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
16      PARENT COMPANY GUARANTEES

        In consideration of FNS and FIT entering into this Agreement with IE, IEH hereby guarantees to FNS and FIT as principal obligor the full and due performance by IE of all IE's obligations under this Agreement (including without limitation any obligation to pay damages or other compensation for any breach of this Agreement). In consideration of IE entering into this Agreement with FNS, FIT hereby guarantees to IE as principal obligor the full and due performance by FNS of all FNS' obligations under this Agreement (including without limitation any obligation to pay damages or other compensation for any breach of this Agreement).

AS WITNESS this Agreement has been executed the day and year first before written.



SIGNED by                           )
For and on behalf of INDEPENDENT    )
energy uk LIMITED in the            )
presence of                         )




SIGNED by                           )
For and on behalf of INDEPENDENT    )
ENERGY HOLDINGS PLC                 )
in the presence of                  )




SIGNED by                           )
For and on behalf of future         )
NETWORK SERVICES LIMITED            )
in the presence of                  )




SIGNED by                           )
For and on behalf of future         )
Integrated telephony PLC            )
in the presence of                  )


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